| Achievement registration | Registration No. | |
|---|---|---|
| | Approval date | |

# Scientific and Technological Achievement Certificate

Certification No. : [ ]No.

**Title of the Achievement:** Production of Bio Animal Feed from Fermented Fruit and Vegetable Wastes

Achievement Owner: China Agricultural University,
Shandong Longkang Juice Co., Ltd.

Appraisal Type: Conference Publish
Appraisal Organization: Scientific & Technical Achievement Division under the Science & Technology Department of Shandong Province (Sealed)
Appraisal date: Oct 26, 2009
Approval date: Nov 10, 2009

| Approval No. (2009) Agricultural Technology (Fruits) Certification No.379 |
|---|

**the State Science and Technology Commission of China**

**2009**

## Description

1. The document of Scientific & Technical Achievement Appraisal Certificate all uses the standard size of A4, vertically bound. It shall be printed or letterpress printed, with character style No.4.
   Anyone and any org have no right to alter the structure of the Scientific & Technical Achievement Appraisal Certificate officially approved by the State Science and Technology Commission or add new item to or delete the present item herein.
2. No.: It means the serial number used by the technical achievement administration under the unit for appraisal organization to organize the annual appraisal. (e.g. the project appraised by the State Science and Technology Commission in 1994 is numbered [1994]No. XXXX).
3. Title: It means the achievement name approved by the unit for appraisal organization for official use when applying for the appraisal.
4. Achievement producer: It means the org which is the backbone to complete the achievement. When the achievement is completed by two orgs, the sequence to list the producer name herein shall be same as that in the technical contract (same as that in the document---Technical Achievement Appraisal Application Form).
5. Unit for appraisal organization: It means the unit to organize the achievement appraisal.
6. Appraisal mode: It means the form applied to appraise the achievement, i.e. test appraisal, letter examination appraisal or conference appraisal.
7. Appraisal date: It means the date when the achievement is accepted by the specialist.
8. Appraisal approval date: It means the date when the unit for appraisal organization conclusively comments.
9. Technical brief and main technical index: shall include as follows
   (1) Project type: The title and No. shall be filled for the project scheduled; the project beyond the schedule shall clarify its identity, crosswise or self-selected.
   (2) Application field and technical principle
   (3) Performance index (clarify the main performance index required by the contract and the actual one)
   (4) Comparison with the counterpart home and abroad
   (5) Innovation and advancement level
   (6) Value (Economic benefit and social significance)
   (7) Reach, condition and perspective of application and possible problem and improvement suggestion
10. List of main document and technical material: It lists the main document and technical material which shall be submitted by the unit which applies for the achievement appraisal.
11. Test report: It is issued by the specialist test group which is employed by the unit for appraisal organization after the on-site test.
12. Appraisal conclusion: The conference appraisal uses the conclusion provided by

the appraisal commission; the letter examination appraisal uses the conclusion from the principle and the deputy one who conclude on the base of the comment from the specialists; the test appraisal uses the Test Report issued by the test institute (if necessary, also attached with the comprehensive comment from three to five specialists employed).

13. List of main researchers: It shall be filled by the achievement producer, same as the list in the document---Technical Achievement Appraisal Application Form.
14. List of appraisal specialist: In case of conference appraisal, it shall be filled by the specialist participating in the appraisal conference; in case of letter examination appraisal, it shall be filled by the unit for appraisal organization on the base of the document---Technical Achievement Letter Examination Form filled by the specialist participating in the letter appraisal; in case of test appraisal, it shall be filled by the unit for appraisal organization on the base of the specialist appraisal comment in the document---Test Appraisal Report.
15. The comment of the unit to host the appraisal: The comment shall be written by the unit which is committed by the unit for appraisal organization to host the achievement appraisal, signed by its leader and officially sealed.
16. The comment from the unit for appraisal organization: The comment shall be written by the technical achievement administration of provincial level, the relevant division under State Council and the unit authorized for appraisal organization and then signed by the leader in charge.
17. After the unit for appraisal organization checks all the items in the Certificate for Technical Achievement Appraisal, it could affix the special seal of Technical Achievement Appraisal Seal to put it into effect.

| **Technical Documentation and References** |
| --- |
| 1.Brief about the course of Food Science and Nutritional Engineering College under China Agricultural University and Shandong Longkang Juice Co., Ltd. to jointly develop the fruit and vegetable waste to produce the biological feed<br><br>2. Brief introduction of Jingkang No.2 Biological Animal Feed |

## Technical Instructions and Specifications

1. The project is jointly undertaken by Food Science and Nutritional Engineering College under China Agricultural University and Shandong Longkang Juice Co., Ltd. which established the dedicated project development team.

   The research target is to apply the SCP yeast and bifidobacterium species contained in the Jingkang No.2 high activity of strain, i.e. anaerobic probiotics, to the fruit and vegetable waste to produce the biological feed of high-tech content.

   The team is to utilize the research to form the complete production process and processing method and apply the both for small- & medium-trial production and achieve the satisfactory result.

## Analysis Result of Biological Animal Feed

## Made by Fruit and Vegetable Waste

| No. | Item | Technical Index | Data | Remark |
|---|---|---|---|---|
| 1 | Protein | / | 13.5% | |
| 2 | Healthy yeast | / | ⩾10 million/g | |
| 3 | Bifidobacterium species | / | ⩾11million/g | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |

## Applications and Development Prospects

As the fruit and vegetable waste features low protein content which would contribute little when used as the feed. When it is used to feed directly the livestock, it is liable to making the livestock to get ill. The waste has high water content which makes it difficult to dry, liable to turning sour, going moldy, going odorous and going bad and therefore contaminates the environment. The project development team uses the biological technique to degrade the fruit waste cellulose and pectin and turn them into the cell protein which contains more than one kind of digestive enzyme and active yeast. The mixed cultivation sees a satisfactory result. The fermentation with the fruit waste lowers the pectin content and improves the protein content and nutrition level. It could achieve very good feeding effect when used to feed the milk cow, sheep and pig.

The method to produce the biological feed by the strain fermentation with the fruit features low cost and high feeding value and high inhabitation ability. Shandong Longkang Juice Co., Ltd. is responsible to organize the production, test and promotion of the production process and processing method achieved by the experiment.

During recent years, the food security project, green food project and vegetable basket project is driving the food management more and more regular. The improvement of the life level leads to increasingly giant demand for the organic food, pollution-free vegetable, pollution-free meat and pollution-free egg. The national administration sets up the much stricter standard for the livestock feed and hopes developing the biological feed and ecological feed to improve the herding quality to meet the life demand of the public.

## Appraisal Conclusions

Due to its inherent healthy yeast and bifidobacterium species, when standing inside the gut of the livestock, it would constrain the harmful bacteria and prevent the disease and strengthen the immunity. The bifidobacterium species is the well-known typical healthy bacteria. The food and drink which contains the bifidobacterium species is considered the health product. The feed which contains the bifidobacterium species and healthy yeast would be considered as the organic biological feed.

The general utilization of fruit and vegetable waste could prevent environment pollution and ecological system destruction, beneficial to both the country and the public.

The dedicated project development team under the Food Science and Nutritional Engineering College under China Agricultural University undertook since 1994 the technical project—The Research on Adding Bifidobacterium Species Preparation in Food, which is launched by Biological Engineering Development Centre under the State Science and Technology Commission during the Eighth Five-Year Plan.

In 2009, China Agricultural University and Shandong Longkang Juice Co., Ltd. jointly researched on the issue to add the healthy yeast and bifidobacterium species and bacillus to the feed made with the fruit and vegetable waste and found the result high satisfactory after the fermentation.

It is proved that the method is worthy of promotion to depend on the isolation of microorganism, appraisal, screening and fermentation condition to work out the production process and method.

Sealed and Approved by Technical Achievement Appraisal Committee (SEAL)

Director of Appraisal Committee: Xiao Jiajie    Vice Director: Guo Xinghua

Nov 10, 2009

| Comment of the Unit to Host the Appraisal |
| --- |
| Agree the conclusion made by the appraisal committee<br><br>Sealed by China Agricultural University<br>Signature of the leader in charge: Cai Tongyi<br>Nov 10, 2009 |
| Comment of the Unit for Appraisal Organization |
| Agree the conclusion made by the appraisal committee<br><br>Sealed by Scientific & Technical Achievement Division under Department of Science & Technology of Shandong Province<br><br>Signature of the leader in charge: Liu Guoqiang<br>Nov 10, 2009 |

## Detailed Information of the Technical Achievement Owners

| No. | Entity | Zip Code | Local code | Address | Province | Entity type |
|---|---|---|---|---|---|---|
| 1 | Shandong Longkang Juice Co., Ltd. | 265200 | 037682 | No.3 Fenhe Rd., Longmen West Avenue, Laiyang City, Shandong Province | Shandong province | 3 |
| 2 | Food Science and Nutritional Engineering College under China Agricultural University | 100062 | CHXX0008 | Xueyuan Rd, Haidian District, Beijing | Beijing | |
| 3 | | | | | | |

Note: 1. The additional page could be available when the org exceeds eight. The sequence is completely same as that on the cover of the appraisal certificate.

2. The name of the achievement producer shall be its full name, same as that in it cachet. The abbreviated name would be rejected. The full name shall be filled in the first column. The full name of its attached branch shall be filled in the second column.

3. The local code shall be filled by the unit for appraisal organization in accordance with the name code of the province, autonomous region and municipality directly under the Central Government and the relevant division under State Council.

4. The address shall include the local province (autonomous region and municipality directly under the Central Government), city (region), town (district), street and doorplate.

5. The locality means it necessary to fill herein the province (autonomous region and municipality directly under the Central Government) or the relevant division under State Council which governs the achievement producer. If the achievement producer is govern by the province local administration and the relevant division under State Council at the same time, please the major one.

6. The enterprise type means selecting one among five types—1. Independent institute, 2. University, 3. Industrial enterprise, 4. Collective enterprise or private enterprise. Selecting the corresponding digital code among 1, 2, 3, 4 and 5 is sufficient in the column.

## List of Scientific Research Team Members

(Sealed by the dominant achievement producer)

| No. | Name | Sex | Birthday | Title | Diploma | Employed by | Status |
|---|---|---|---|---|---|---|---|
| 1 | Zhang Lu | Male | Dec 30, 1965 | Professor | Undergraduate | China Agricultural University | Chair |
| 2 | Jiang Zhide | Male | Nov 23, 1956 | Economic engineer | Undergraduate | Shandong Longkang Juice Co., Ltd. | Chair |
| 3 | Zheng Haitao | Male | May 04, 1966 | Technician | Master | China Agricultural University | Backbone |
| 4 | Zhu Tongxia | Female | Sep 25, 1972 | Associate professor | Undergraduate | China Agricultural University | Backbone |
| 5 | Dong Huiwen | Female | Aug 16, 1969 | Engineer | Undergraduate | Shandong Longkang Juice Co., Ltd. | Backbone |
| 6 | Zhang Lei | Female | Sep 22, 1979 | Lecturer | Undergraduate | China Agricultural University | Backbone |
| 7 | Du Xiaobing | Male | Jan 16, 1981 | Lecturer | Undergraduate | China Agricultural University | Backbone |
| 8 | Ding Shuhua | Female | Dec 17, 1981 | Assistant engineer | College graduate | Shandong Longkang Juice Co., Ltd. | Backbone |
| 9 | Gu Hong | Female | Nov 22, 1972 | Assistant engineer | College graduate | Shandong Longkang Juice Co., Ltd. | Participant |
| 10 | An Hui | Female | Jan 31, 1976 | Assistant engineer | Polytechnic school graduate | Shandong Longkang Juice Co., Ltd. | Participant |
| 11 | Wang Mei | Female | Sep 18, 1968 | Assistant engineer | Undergraduate | Shandong Longkang Juice Co., Ltd. | Participant |
| 12 | Wu Guwu | Male | May 12, 1972 | Engineer | Master | Shandong Longkang Juice Co., Ltd. | Participant |
| 13 | Chu Yang | Male | Apr 08, 1974 | Engineer | College graduate | China Agricultural University | Participant |
| 14 | | | | | | | |
| 15 | | | | | | | |

**List of Appraisal Committee**

| No. | Role | Name | Employed by | Specialty | Current work field | Title | Signature |
|---|---|---|---|---|---|---|---|
| 1 | Director | Xiao Jiajie | Food Fermentation Institute under Chinese Academy of Sciences | Chemistry | Food | Professor | |
| 2 | Vice director | GuoXinghua | The Institute of Microbiology, Chinese Academy of Sciences (IMCAS) | Microorganism | Microbial genetics | Researcher | |
| 3 | Member | Zhang Lifeng | Food Fermentation Institute under Ministry of Agriculture of P.R.China | Food | Food | Senior engineer | |
| 4 | Member | Shi Zhiguo | PLA 304 Hospital | Microorganism | Medical microbiology | Vice director | |
| 5 | Member | Zheng Jishun | Commodity science under Renmin University of China | Commodity science | Food commodity science | Professor | |
| 6 | Member | Shen Zaichun | Food Science and Nutritional Engineering College under China Agricultural University | Agrotechny | Food engineering | Professor | |
| 7 | Member | Cai Tongyi | Food Science and Nutritional Engineering College under China Agricultural University | Gardening | Storage of agricultural product | Professor | |
| 8 | Member | Nan Qingxian | Food Science and Nutritional Engineering College under China Agricultural University | Food | Animal by-products processing | Professor, department head | |
| 9 | Member | Zhang Hua | Technical achievement application division under Ministry of Agriculture of P.R.China | Mechanical processing | Agricultural machinery | Senior engineer | |
| 10 | Member | Gou Shoujun | Scientific & Technical Achievement Division under Department of Science & Technology of | Microorganism | Microorganism apparatus | Engineer | |

| | | | | | | | |
|---|---|---|---|---|---|---|---|
| | | | Shandong Province | | | | |
| 11 | Member | Chen Hong | Scientific & Technical Achievement Division under Department of Science & Technology of Shangdong Province | Food | Food | Engineer | |
| 12 | | | | | | | |

| 成果登记 | 登记号 | |
|---|---|---|
| | 批准日期 | |

# 科学技术成果鉴定证书

鉴字[ ]第 号

成果名称： 果蔬废渣发酵制取生物饲料

完成单位： 中国农业大学 山东龙康果汁有限公司

鉴定形式： 会议

组织鉴定单位： 山东省科学技术厅科技成果处（盖章）

鉴定日期： 二00九年十月二十六日

鉴定批准日期： 二00九年十一月十日

核准编号（2009 ）农科果鉴字379号

国家科学技术委员会

二00九年制

## 填写说明

1、《科学技术成果鉴定证书》。本证书规格一律为标准A4纸，竖装。必须打印或铅印，字体为4号字。

本证书为国家科学技术委员会制定的标准格式，任何部门、单位、个人均不得擅自改变内容、增减证书中栏目。

2、编号：指组织鉴定单位科技成果管理机构按年度组织鉴定的顺序编号。（如国家科委1994年组织鉴定项目编号为国科鉴字[1994]×××号）。

3、成果名称：申请鉴定时经组织鉴定单位审查同意使用的成果名称。

4、成果完成单位：指承担该项目主要研制任务的单位。由二个以上单位共同完成时，按技术合同中研制单位顺序排列（与《科技成果鉴定申请表》中成果完成单位排列一致）。

5、组织鉴定单位：组织此项成果鉴定的单位。

6、鉴定形式：指该项成果鉴定所采用的鉴定形式，即检测鉴定、函审鉴定或会议鉴定。

7、鉴定日期：指该项成果通过专家鉴定的日期。

8、鉴定批准日期：组织鉴定单位签署意见的日期。

9、技术简要说明和主要性能指标：应包括如下内容

（1）任务来源：计划项目应写清计划名称及其编号。计划外的应说明是横向或自选项目。

（2）应用领域和技术原理。

（3）性能指标（写明合同要求的主要性能指标和实际达到的性能指标）。

（4）与国内外同类技术比较。

（5）成果的创造性、先进性。

（6）作用意义（直接经济效益和社会意义）

（7）推广应用的范围、条件和前景以及存在的问题和改进意见。

10、主要文件和技术资料目录：指按照规定由申请鉴定单位必须递交的主要文件和技术资料。

11、测试报告：指采用会议鉴定形式时，根据需要由组织鉴定单位聘请的专家测试组到现场进行测试结果的报告。

12、鉴定意见：会议鉴定是鉴定委员会形成的鉴定意见；函审鉴定是函审专家组正副组长根据函审专家意见汇总形成的意见；检测鉴定是检测机构出具的“检测结论”（含必要时聘请3至5名专家提出的综合评价意见）。

13、主要研制人员名单：由成果完成单位填写。填写内容与《科技成果鉴定申请表》中的主要研制人员名单相同。

14、鉴定专家名单：采用会议鉴定时，由参加鉴定会的专家亲自填写；采用函审鉴定时，由组织鉴定单位根据函审专家填写的《科技成果函审表》中有关内容填写；采用检测鉴定时，由组织鉴定单位根据专家在《检测鉴定检测报告》中的“专家评价意见”填写。

15、主持鉴定单位意见：由受组织鉴定单位委托，具体主持该项成果鉴定工作的单位填写，单位领导签字，并加盖公章。

16、组织鉴定单位意见：由负责该项成果鉴定工作的省、自治区、直辖市科委，国务院有关部门科技成果管理机构和经授权的组织鉴定单位填写，由主管领导签字。

17、组织鉴定单位对鉴定证书所有栏目审查无误后，方可加盖“科技成果鉴定专用章”，鉴定证书生效。

# 主要技术文件目录及来源

一、中国农业大学食品营养学院及山东龙康果汁有限公司共同研究、开发果蔬废渣生产生物饲料材料简介。

二、京康二号生物饲料概念。

## 简要技术说明及主要技术性能指标

本专题由中国农业大学食品营养学院及山东龙康果汁有限公司共同承担成立专题小组。

研究目标是将京康二号高活性菌种含有单细胞蛋白酵母和双歧杆菌，即厌氧益生菌应用于果蔬废渣中，生产高科技生物饲料。

通过研究，建立了完善的生产工艺及加工方法并小试、中试获得了理想结果。

## 果蔬废渣生物饲料检测结果

| 序号 | 检测项目 | 技术指标 | 检测数据 | 备注 |
|---|---|---|---|---|
| 1 | 蛋白质 | / | 13.5% | |
| 2 | 有益酵母菌 | / | ≥1000 万个/克 | |
| 3 | 双歧杆菌 | / | ≥1100 万个/克 | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |
| | | | | |

## 推广应用前景与措施

生物饲料用的果渣、蔬菜渣低蛋白，饲用价值低，直接饲养牲畜容易致病。废渣水分含量高，不易晒干，易发酸、发霉、发臭、变质，污染环境，本专题组采用生物技术，降解果渣纤维素和果胶，将其转化为含多种消化酶和活性酵母细胞蛋白，采用混菌培养，效果很好。废果渣发酵降低了果胶，提高了蛋白和营养价值，用于奶牛、羊、猪的饲养效果很好。

果蔬废渣菌种发酵制取生物饲料，成本低，饲用价值高，有极强的抑菌作用，通过实验获得的生产工艺及加工方法，由山东龙康果汁有限公司负责组织生产、检测、推广。

近几年来，食品安全、绿色食品、菜蓝子工程，越来越规范，随着国民生活水平的提高，有机食品、放心菜、肉、蛋的需求量越来越大，国家对畜牧饲养的饲料有严格的要求，希望发展生物饲料、生态饲料，提高畜牧的内在质量，满足国民生活需要。

## 鉴　定　意　见

果蔬废渣生物饲料在畜牧肠内，因含有有益酵母菌和双歧杆菌的作用，抑制有害菌，起到防止疾病、增强免疫力的作用。双歧杆菌是世界公认的典型的有益菌，因此，含有双歧杆菌的食品、饮品被认为保健品。含有双歧杆菌和有益酵母菌的饲料被认为有机生物饲料。

果蔬废渣综合利用，防止污染环境，破坏生态，利国利民。

中国农业大学食品营养学院专题组从一九九四年就承担国家科委生物工程开发中心“八五”科技攻关项目《食品添加双歧杆菌制剂的研究》取得了圆满成果。

二00九年中国农业大学和山东龙康果汁有限公司共同研究果蔬废渣饲料中添加有益酵母菌和双歧杆菌、芽孢杆菌等发酵后效果明显。

通过菌种分离、鉴定、筛选及发酵条件的研究，编制生产工艺及生产方法，可以推广。

科技成果鉴定专用章

鉴定委员会主任：肖家捷　副主任：郭兴华、______

2009 年 11 月 10 日

## 主持鉴定单位意见

同意鉴定委员会意见

主管领导签字：（盖章）

2009年11月10日

## 组织鉴定单位意见

同意鉴定委员会意见

主管领导签字：刘国强（盖章）

2009年11月10日

# 科技成果完成单位情况

| 序号 | 完成单位名称 | 邮政编码 | 所在省市代码 | 详细通信地址 | 隶属省部 | 单位属性 |
|---|---|---|---|---|---|---|
| 1 | 山东龙康果汁有限公司 | 265200 | 037682 | 山东省莱阳市龙门西路汾河路3号 | 山东省 | 有限责任公司 |
| 2 | 中国农业大学食品科学营养工程学院 | 100062 | CHXX0008 | 北京市海淀区学院路 | 北京 | |
| 3 | | | | | | |
| 4 | | | | | | |
| 5 | | | | | | |
| 6 | | | | | | |
| 7 | | | | | | |
| 8 | | | | | | |

注：1、完成单位序号超过8个可加附页。其顺序必须与鉴定证书封面上的顺序完全一致。

2、完成单位名称必须填写全称，不得简化，与单位公章完全一致，并填入完成和名称的第一栏中。其下属机构名称则填入第二栏中。

3、所在省市代码由组织鉴定单位按省、自治区、直辖市和国务院各部门及其他机构名称代码填写。

4、详细通信地址要写明省（自治区、直辖市）、市（地区）、县（区）、街道和门牌号码。

5、隶属省部是指本单位和行政关系隶属于哪一个省、自治区、直辖市或国务院部门主管。并将其名称填入表中。如果本单位有地方/部门双重隶属关系，请按主要的隶属关系填写。

6、单位属性是指本单位在1、独立科研机构2、大专院校3、工矿企业4、集体或个体企业5、其他五类性质中属于哪一类，并在栏中选填1.2.3.4.5.即可。

# 主要研制人员名单

（第一完成单位盖章）

| 序号 | 姓名 | 性别 | 出生年月 | 技术职称 | 文化程度 | 工作单位 | 对成果创造性贡献 |
|---|---|---|---|---|---|---|---|
| 1 | 张　璐 | 男 | 1965.12.30 | 教　授 | 大学 | 中国农业大学 | 主持人 |
| 2 | 姜志德 | 男 | 1956.11.23 | 经济师 | 大学 | 山东龙康果汁有限公司 | 主持人 |
| 3 | 郑海涛 | 男 | 1966.05.04 | 技术员 | 硕士 | 中国农业大学 | 主要参与人 |
| 4 | 朱彤霞 | 女 | 1672.09.25 | 副教授 | 大学 | 中国农业大学 | 主要参与人 |
| 5 | 董惠文 | 女 | 1969.08.16 | 工程师 | 大学 | 山东龙康果汁有限公司 | 主要参与人 |
| 6 | 张　蕾 | 女 | 1979.09.22 | 讲　师 | 大学 | 中国农业大学 | 主要参与人 |
| 7 | 杜小兵 | 男 | 1981.01.16 | 讲　师 | 大学 | 中国农业大学 | 主要参与人 |
| 8 | 丁淑华 | 女 | 1981.12.17 | 助　工 | 大专 | 山东龙康果汁有限公司 | 主要参与人 |
| 9 | 顾　红 | 女 | 1972.11.22 | 助　工 | 大专 | 山东龙康果汁有限公司 | 参加人 |
| 10 | 安　惠 | 女 | 1976.01.31 | 助　工 | 中专 | 山东龙康果汁有限公司 | 参加人 |
| 11 | 王　梅 | 女 | 1968.09.18 | 助　工 | 本科 | 山东龙康果汁有限公司 | 参加人 |
| 12 | 王鼓武 | 男 | 1972.05.12 | 工程师 | 硕士 | 中国农业大学 | 参加人 |
| 13 | 初　阳 | 男 | 1974.04.08 | 工程师 | 大专 | 山东龙康果汁有限公司 | 参加人 |
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# 鉴 定 委 员 会 名 单

| 序号 | 鉴定会职务 | 姓名 | 工作单位 | 所学专业 | 现从事专业 | 职称职务 | 签名 |
|---|---|---|---|---|---|---|---|
| 1 | 主任委员 | 肖家捷 | 中科院食品发酵工业研究所 | 化学 | 食品 | 教授 | 肖家捷 |
| 2 | 副主任委员 | 郭兴华 | 中科院微生物所 | 微生物 | 微生物遗传 | 研究员 | 郭兴华 |
| 3 | 鉴定委员 | 张丽芬 | 农业部食品发酵所 | 食品 | 食品 | 高工 | 张丽芬 |
| 4 | 鉴定委员 | 施治国 | 解放军三零四医院 | 微生物 | 医学微生物 | 副研究主任 | 施治国 |
| 5 | 鉴定委员 | 郑继舜 | 中国人民大学商品学系 | 商品学 | 食品商品学 | 教授 | 郑继舜 |
| 6 | 鉴定委员 | 沈再春 | 中国农业大学食品系 | 农产品加工 | 食品工程 | 教授 | 沈再春 |
| 7 | 鉴定委员 | 蔡同一 | 中国农业大学食品系 | 园艺 | 农产品储藏 | 教授 | 蔡同一 |
| 8 | 鉴定委员 | 南庆贤 | 中国农业大学食品系 | 食品 | 畜产品加工 | 教授系主任 | 南庆贤 |
| 9 | 鉴定委员 | 张　华 | 农业部科技成果转化司 | 机械加工 | 农业机械 | 高工 | 张华 |
| 10 | 鉴定委员 | 荀守军 | 山东省科学技术厅 | 微生物 | 微生物器材 | 工程师 | 荀守军 |
| 11 | 鉴定委员 | 陈　洪 | 山东省科学技术厅 | 食品 | 食品 | 工程师 | 陈洪 |
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